EXHIBIT 4.1
                                                                     -----------








                                WARRANT AGREEMENT

                          dated as of November 16, 2001

                                       FOR

                                    WARRANTS

                                   TO PURCHASE

                     UP TO 1,880,565 SHARES OF COMMON STOCK

                           EXPIRING NOVEMBER 15, 2004

                                     between

                        INNOVATIVE MICRO TECHNOLOGY, INC.

                                       and

                      THE HOLDERS LISTED ON ANNEX I HERETO



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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES SUBJECT TO THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT, dated as of November 16, 2001, is made between Innovative Micro Technology, Inc. a Delaware corporation (the "Company"), and the Persons listed on Annex I hereto (the "Initial Holders")

         WHEREAS, pursuant to that certain Third Amended Debtor's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001 (the "Plan"), the Company has agreed to issue to the Initial Holders warrants (the "Warrants") to purchase up to an aggregate of 1,880,564 shares of the Company's common stock, par value $.0001 per share (the "Common Stock");

         WHEREAS, in accordance with the Plan, the Initial Holders and the allocation of shares of Common Stock to be purchasable by each are set forth on Annex I hereto;

         WHEREAS, the Company has duly authorized the execution and delivery of this Warrant Agreement to provide for the issuance of the Warrants, on such terms and conditions as shall be fixed as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

         Section 1.1 Issuance of Warrants. On the earliest practicable date hereafter, the Company shall issue to the Initial Holders Warrants to purchase a total of 1,880,564 shares of Common Stock, allocated on the basis of 1,000,000 Warrant Units. Each "Warrant Unit" represents 0.946805 shares of Common Stock at an initial exercise price of $20.00 per share, 0.423822 shares of Common Stock at an initial exercise price of $22.50 per share, and 0.509937 shares of Common Stock at an initial exercise price of $27.00 per share. Each Initial Holder shall receive, subject to the provisions contained herein and in the certificate therefor, a Warrant to purchase the number of Warrant Units set forth beside such Initial Holder's name on Annex I.

         Section 1.2 Terms of Warrants. The shares of Common Stock purchasable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Section 2.6.3 at the price specified herein and therein, in each case subject



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to adjustment as provided herein and therein. The initial exercise price or, if such price has been adjusted, the price per Share as last adjusted pursuant to the terms hereof, is referred to as the "Exercise Price" herein.

         Section 1.3 Form of Warrant Certificates. As soon as practicable after the date hereof the Company shall execute and deliver to each Holder a Warrant Certificate substantially in the form set forth in Exhibit A attached hereto, dated the date on which countersigned, evidencing the Warrant to be issued to such Holder.

         Section 1.4 Registrar And Warrant Register. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each Person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar." The Company will at all times designate one Person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the Holders (the "Warrant Register"). The Company will act as such repository unless and until some other Person is designated by the Company to act as such.

                                   ARTICLE II

                DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

         Section 2.1 Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., Los Angeles time on November 15, 2004 (the "Expiration Date"). Each Warrant may be exercised on any Business Day (as hereinafter defined) on or after its issue date. Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the Holder under the Warrant Certificate evidencing such Warrant and under this Warrant Agreement shall cease.

         Section 2.2 Exercise; Issuance of Certificates; Payment for Shares. Each Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Share), and on one or more occasions, by sending written notice (using the form set forth in Exhibit B hereto) to the Company at its principal office at 75 Robin Hill Road, Goleta, California 93117 (or such other office or agency of the Company as it may from time to time designate by notice in writing to the Holder) at any time within the period above named and by payment to the Company by cashier's check or wire transfer of the aggregate Exercise Price for the number of Shares for which the Warrant is exercised (but not more than the number of Shares for which the Warrant then remains unexercised). The Company agrees that the Shares so purchased will be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which such notice is received and payment made as aforesaid. Certificates for the Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding fifteen (15) Business Days, after the Warrant has been exercised, and, unless the Warrant has expired, it will continue in effect with respect to the number of Shares, if any, as to which it has not then been exercised.


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         Section 2.3 Automatic Exercise. Upon the occurrence of a Corporate
Transaction, as defined below, the Warrants shall automatically and immediately be deemed exercised by each Holder as of the effective date of such Corporate Transaction. The effect of the automatic exercise shall be as follows:

               (a) if, within twenty (20) days of mailing by the Company of the notice of the automatic exercise, the Holder delivers the Exercise Price of any Warrant or portion thereof to the Company, the resulting Warrant Shares shall be issued to the Holder.

               (b) as to any Warrant for which the Holder has not tendered the Exercise Price within twenty (20) days of mailing by the Company of the notice of the automatic exercise, each such Warrant or portion of a Warrant having an Exercise Price that is less than the Fair Market Value of the Common Stock ("In-the-Money Warrant") shall be deemed exercised, with the result that each such Warrant shall be canceled and a number of Warrant Shares shall be issued as of the effective date of the Corporate Transaction to the Holder equal to the PRODUCT of:

                    (W) the number of Warrant Shares issuable upon a cash exercise of the In-the-Money Warrant MULTIPLIED by

                    (X) the QUOTIENT of:

                         (i) the DIFFERENCE of:

                              (Y) the aggregate Fair Market Value of the Common
Stock (after taking into account the related Corporate Transaction) issuable upon the exercise of the In-the-Money Warrant on the Effective Date; MINUS

                              (Z) the aggregate Exercise Price of the
In-the-Money Warrant on the Effective Date; DIVIDED by

                        (ii) the aggregate Fair Market Value of the Common Stock (after taking into account the occurrence of the related Corporation Transaction) issuable upon the exercise of the In-the-Money Warrant on the Effective Date;

               (c) as to any Warrant for which the Holder has not tendered the Exercise Price within twenty (20) days of mailing by the Company of the notice of the automatic exercise, each such Warrant or portion of a Warrant whose Exercise Price is equal to or greater than the Fair Market Value of the Common Stock (after taking into account the occurrence of the related Corporate Transaction) shall be deemed canceled and thereafter be void for all purposes.

         Section 2.4 Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees as follows:

               2.4.1 All Shares issued upon the exercise of a Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.


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               2.4.2 The Company will from time to time take all actions
required to assure that the par value (if any) per Share issuable upon exercise of any Warrant is at all times equal to or less than the Exercise Price per Share.

               2.4.3 During the period within which any Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance or transfer upon exercise of the Warrants a sufficient number of Shares to provide for the exercise of all outstanding Warrants.

         Section 2.5 Adjustment of Price and Number of Purchasable Shares. The Warrants shall be subject to adjustment in Exercise Prices and number of purchasable shares as provided below.

               2.5.1 Liquidating Dividends. If the Company declares a dividend upon the Common Stock payable otherwise than out of consolidated earnings or consolidated earned surplus determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries, and such dividend is payable in cash or property other than securities of the Company, the Company will pay each Holder on the dividend payment date, the amount of cash or such property the Holder would have received if the Holder had exercised its Warrant in full to purchase Shares and had been the record holder of such Shares on the record date for such dividend, or, if a record is not taken, the date as of which the holders of Shares of record entitled to such dividend are determined. For the purposes of the foregoing, a dividend other than in cash will be considered payable out of earnings or surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

               2.5.2 Subdivision or Combination of Shares. If the Company at any time while any Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under the Warrant exist, into a different number of securities of the same class, or declare a dividend in securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or stock dividend or proportionately increased in the case of a combination. Upon each adjustment of the Exercise Price under this Section 2.5.2, the Holder will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Shares obtained by multiplying the Exercise Price in effect immediately before such adjustment by the number of Shares purchasable pursuant to the Warrant immediately before such adjustment and dividing the product by the Exercise Price resulting from such adjustment.

               2.5.3 Reclassification. If the Company, at any time while a Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise shall change any of the securities as to which purchase rights under any Warrant exist into the same or a different number of securities of any other class or classes, each Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under the Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted.


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               2.5.4 Adjustments for Dividends in Stock or Other Securities or
Property. If while any Warrant, or any portion thereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under the Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash or securities of the same class as those subject to the Warrant) of the Company by way of dividend, then and in each case, the Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of the Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash or securities of the same class as those subject to the Warrant) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of the Warrant on the date hereof and had thereafter, during the period from the date hereof and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period.

               2.5.5 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the Shares of the Company, or any consolidation or merger of the Company with another Person, or the sale of all or substantially all of the Company's assets to another corporation (other than a Corporate Transaction) will be effected in such a way that holders of Shares will be entitled to receive Shares, securities or assets with respect to or in exchange for Shares, then, upon any actual or deemed exercise of a Warrant, the Holder will thereafter have the right to receive such Shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Shares of the Company, the Company will not effect any consolidation, merger or sale with the Person, as defined below, making such offer or with any Affiliate, as defined below, of such Person, unless, before the consummation of such consolidation, merger or sale, the Holder of a Warrant is given at least ten (10) business days notice prior to the scheduled closing date (the "Closing Date") of such transaction (which notice shall specify the material terms of such transaction and the proposed Closing Date). In the event the Holder elects to exercise a Warrant or any portion thereof following such notice and such consolidation, merger or sale is not consummated within ten (10) days of the proposed Closing Date (or any subsequent proposed Closing Date), then the Holder may rescind its exercise of the Warrant by providing written notice thereof to the Company, the Company shall take all actions consistent therewith (including without limitation the immediate return of the Exercise Price paid with respect to such rescinded exercise) and the Warrant shall continue in full force and effect.

               2.5.6 Notice of Adjustment. Upon any adjustment of the Exercise Price, the Company will give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice will state (i) the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of the Warrant, setting forth in reasonable detail the method of


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calculation and the facts upon which such calculation is based, and (ii)
whether, after giving effect to such adjustment, the maximum number of Shares issuable upon the exercise of the Warrant will constitute more than 5% of the total number of then issued and outstanding Shares (including in such total number the maximum number of Shares issuable upon the exercise of the Warrant).

         Section 2.6 Closing of Books. The Company will at no time close its transfer books against the transfer of the Warrants or of any Shares issued or issuable upon the exercise of a Warrant in any manner which interferes with the timely exercise of the Warrant.

         Section 2.7 No Voting Rights. The Warrants will not entitle any Holder to any voting rights or other rights as a stockholder of the Company.

         Section 2.8 Vesting. The Warrants shall vest immediately upon issuance and be fully exercisable by the Holder without condition.

                                   ARTICLE III

                          CASH ASSET SALE DISTRIBUTION

         Section 3.1 Cash Asset Sale Distribution. If the Company completes a Cash Asset Sale, then for each Warrant Share issuable but not yet issued under any unexercised Warrant or portion thereof (an "Unexercised Warrant Share"), and in lieu of any other rights under such Warrant, the Holder shall receive, immediately after the consummation of a Cash Asset Sale, a distribution of an amount of cash (the "Cash Asset Sale Distribution") as follows:

               3.1.1 If the Net Cash Proceeds in the Cash Asset Sale are less than $18.33 per share of Common Stock of the Company, the Cash Asset Sale Distribution will be zero.

               3.1.2 If the Net Cash Proceeds in the Cash Asset Sale are greater than $18.33 per share of Common Stock of the Company but less than $25 per share, the Cash Asset Sale Distribution shall be the Net Cash Proceeds per share minus $18.34, multiplied by 0.461829.

               3.1.3 If the Net Cash Proceeds in the Cash Asset Sale are equal to or greater than $25 per share of Common Stock of the Company, the Cash Asset Sale Distribution shall be $6.666, multiplied by 0.461829.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Defined Terms. Unless otherwise defined in this Warrant Agreement, the capitalized terms set forth below and used in this Warrant Agreement shall have the meanings given to such terms below:

         "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person will be deemed to control a corporation or other business entity if such Person possesses, directly or indirectly, the power to direct or cause the


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direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Business Day" means any Monday, Tuesday, Wednesday, Thursday and Friday on which (i) banks in Goleta, California or the city in which the principal office of the Company is located, and (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading, in each case, are not obligated by law or executive order to be closed.

         "Cash Asset Sale" means a sale for cash of all, or substantially all, of the assets of the Company that is consummated before the Expiration Date.

         "Cash Asset Sale Distribution" has the meaning set forth in Section
3.1.

         "Closing Price" means, per share of Common Stock or any other security, on any date specified herein:

                  (i) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock or other security is then listed or admitted to trading; and

                  (ii) if the Common Stock or other security is not then listed or admitted to trading on any national securities exchange, but is quoted for trading on the National Association of Securities Dealers Annotated Quotation System ("NASDAQ"), the average of the reported closing bid and asked prices on such date.

         "Corporate Transaction" means, (i) other than a Cash Asset Sale, a sale of all or substantially all of the assets of the Company (in one or a series of transactions), (ii) a transaction or a series of transactions whereby fifty percent (50%) of the issued and outstanding shares of Common Stock (prior to any dilution for unvested shares of Restricted Stock or unexercised Options) are held by a Person (including such Person's affiliates), excluding that percent of the issued and outstanding shares of Common Stock held by such Person as of the Effective Date, unless such Person acquires additional shares of Common Stock after the Effective Date and such shares of Common Stock, when combined with the shares of Common Stock held by such Person as of the Effective Date, aggregate more than 49.9% of the issued and outstanding shares of Common Stock (prior to any dilution for unexercised Options), or (iii) a transaction or series of transactions whereby fifty-one percent (51%) of the issued and outstanding shares of Common Stock vote to sell the equity interests in or merge the Company and such sale or merger results in Persons holding fifty percent (50%) or more of the Common Stock of the Company that are other than the Persons holding fifty percent (50%) or more of the Common Stock of the Company immediately prior to such sale or merger.

         "Exercise Price" has the meaning set forth in Section 1.2.

         "Fair Market Value" means, per share of Common Stock or any other security, as of any date of determination, the arithmetic mean of the daily Closing Prices for the five (5) consecutive trading days


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before such date of determination; provided, however, that if the Common Stock or such other security is then neither listed or admitted to trading on any national securities exchange, or quoted for trading on NASDAQ, then "Fair Market Value" means the fair market value of one share of the Common Stock as reasonably determined by the Board of the Directors of the Company.

         "Holder" means any record holder of a Warrant.

         "Initial Holder" has the meaning set forth in the preamble to this Warrant Agreement.

         "Net Cash Proceeds" means the gross cash received from a Cash Asset Sale less (i) all costs associated with the Cash Asset Sale paid by the Company,
(ii) all liabilities that must be paid by the Company prior to making distributions to stockholders, including reserves for contingent liabilities, and (iii) all costs of liquidating the Company, including the costs of making distributions to stockholders.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Shares" means the Company's authorized common stock, $.0001 par value per share, as constituted on the date hereof and also includes any shares of any class of stock or other equity securities of the Company thereafter authorized which will not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that, except as provided in
Section 2.5.4, the Shares purchasable pursuant to a Warrant will include only Shares designated as "common shares" of the Company or, in the case of any reclassification of the outstanding Shares, the Shares, securities or assets provided for in Section 2.5.3

         "Warrant Unit" means has the meaning set forth in Section 1.1.

         Section 4.2 Amendment. This Warrant Agreement and the terms of the Warrants may be amended by the Company without the consent of any Holder, for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any respect the interests of the Holders, including without limitation changes required by a transfer agent or depositary as a condition to effecting and recording transactions in the Warrants. The Company may modify this Warrant Agreement and the terms of the Warrants with the consent of the Holders of not less than a majority in interest thereof (based on the number of remaining shares of Common Stock purchasable under the then outstanding Warrants, without regard to exercise price) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders; provided, however, that no such modification that increases the Exercise Price, reduces the period of time during which the Warrants are exercisable hereunder, otherwise adversely affects the exercise rights of the Holders, reduces the percentage required for modification, or effects any


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change to this Section 4.2, may be made with respect to an outstanding Warrant without the consent of the Holder of such Warrant.

                  Any modification or amendment made in accordance with this Warrant Agreement will be conclusive and binding on all present and future Holders whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any Holder in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent Holders.

         Section 4.3 Address for Notices to the Company and for Transmission of Documents. All notices hereunder to the Company shall be deemed to have been given when sent by certified mail, postage prepaid, or by telecopy, confirmed by First Class mail, postage prepaid, addressed as follows:

                  Corporate Secretary
                  Innovative Micro Technology, Inc.
                  75 Robin Hill Road
                  Goleta, California  93117

         Section 4.4 Notices to Holders. Notices to Holders shall be mailed to such Holders at their addresses shown in the Warrant Registry, which shall reflect the addresses of the Holders as they appear on Annex I hereto or as such Holders or transferees thereof have subsequently notified the Company in writing. Any such notice by the Company to Holders shall be sufficiently given if sent by first-class mail, postage prepaid.

         Section 4.5 Applicable Law. The validity, interpretation and performance of this Warrant Agreement and each warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the state of Delaware.

         Section 4.6 Headings. The descriptive headings of the several Articles and Sections of this Warrant Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

                      The next page is the signature page.




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                  IN WITNESS WHEREOF, this Warrant Agreement has been duly
executed by the Company as of the day and year first above written.


                                            INNOVATIVE MICRO TECHNOLOGY, INC.


                                            By:  ------------------------------
                                                     John Foster
                                                     Chief Executive Officer























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                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

                                     [FACE]

         No. [    ]

                               WARRANT CERTIFICATE

                        INNOVATIVE MICRO TECHNOLOGY, INC.

         This Warrant Certificate certifies that [______________] is the registered holder of a warrant (the "Warrant") to purchase shares of common stock, par value $0.0001 per share (the "Common Stock"), of Innovative Micro Technology, Inc., a Delaware corporation (the "Company"). The Warrant entitles the holder to purchase from the Company at any time on or after the date hereof and until 5:00 p.m., Los Angeles time, on November 15, 2004 (the "Expiration Date"), the number of fully paid and non-assessable shares of Common Stock set forth below (as such number may be adjusted from time to time, the "Warrant Shares," which may also include any other securities or property issuable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the Exercise Price set forth below per Warrant Share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company, subject to the conditions set forth herein and in the Warrant Agreement:

         _____ Warrant Shares at $20.00 per share

         _____ Warrant Shares at $22.50 per share

         _____ Warrant Shares at $27.50 per share

         For each unexercised Warrant or unexercised portion thereof (and in lieu of any other rights under such Warrant), the Holder is entitled to receive the Cash Asset Sale Distribution provided for in Article III of the Warrant Agreement if the Company completes an applicable Cash Asset Sale.

         The Exercise Price shall be payable in cash or by certified or official bank check in the lawful currency of the United States of America that as of the time of payment is legal tender for payment of public or private debts. The Company has initially designated its principal executive offices in Goleta, California as the address for delivery of the Exercise Price. The number of Warrant Shares issuable upon exercise of the Warrant is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         The Warrant is immediately exercisable from the date hereof.

         Any Warrant or portion thereof not exercised on or prior to 5:00 p.m., Los Angeles time, on November 15, 2004 shall thereafter be void.

         Reference is hereby made to the further provisions on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.


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

         All capitalized terms used in this Warrant Certificate and not otherwise defined herein shall have the meanings ascribed thereto in the Warrant Agreement.


         THE WARRANT REPRESENTED BY THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

         WITNESS the corporate seal of the Company and the signatures of its duly authorized officers.

Dated: _______________, 2002

                                            INNOVATIVE MICRO TECHNOLOGY, INC.


                                            By:
                                                Name:
                                                Title:

































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




                                 [REVERSE SIDE]

                        INNOVATIVE MICRO TECHNOLOGY, INC.

         The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after the date hereof and until 5:00 p.m., Los Angeles time, on November 15, 2004, that number of shares of Common Stock for the Exercise Price(s) set forth on the face thereof, subject to adjustment as set forth in the Warrant Agreement dated as of November 16, 2001 (the "Warrant Agreement"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders. The Warrant may be exercised by (i) surrendering to the Company this Warrant Certificate with the form of Notice of Exercise set forth hereon duly completed and executed and (ii) tendering payment in full of the Exercise Price for the Warrant or portion thereof exercised and any other amounts required to be paid pursuant to the Warrant Agreement. If all of the items referred to in the preceding sentence are received by the Company prior to 5:00 p.m. on any Business Day on or prior to the Expiration Date, the exercise of the Warrant to which such items relate will be effective on such Business Day.

         Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of the Warrant or any portion thereof, the Company shall issue or cause to be issued to or upon the written order of the Holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Share or Warrant Shares to which such holder is entitled, registered in such name or names as may be directed by such holder pursuant to the Notice of Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph. Upon a partial exercise, the Company shall issue to the Holder a new Warrant Certificate providing for the number of Warrant Shares remaining for purchase thereunder or return this certificate amended to so provide.

         The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrant or distribute Warrant Certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Fair Market Value per share of Common Stock as determined in accordance with the Warrant Agreement.

                                    EXHIBIT B

                               NOTICE OF EXERCISE

TO BE EXECUTED UPON EXERCISE OF WARRANT or a portion thereof ON THE EXERCISE
DATE

         The undersigned hereby irrevocably elects to exercise the Warrant or a portion thereof represented by this Warrant Certificate and to purchase from the Warrant Shares issuable upon the exercise of the Warrant the following whole number of Warrant Shares:

               ______________ Warrant Shares at $20.00 per share;
               ______________ Warrant Shares at $22.50 per share;
               ______________ Warrant Shares at $27.00 per share;

The undersigned herewith tenders payment for such Warrant Shares in the amount of $_____________ by wire transfer or by certified or official bank check, pursuant to Section 2.2 of the Warrant Agreement.

         The undersigned requests that a certificate representing such Warrant Shares be registered in the name of ___________________, whose address is ____________________, and that such certificate be delivered to
_____________________, whose address is ____________________. Any cash payments to be paid in lieu of a fractional Warrant Share should be made to __________________, whose address is ____________________, and the check representing payment thereof should be delivered to ____________________, whose address is
---------------------.

         Name of holder of Warrant Certificate:
                                                                  (Please Print)

         Tax Identification or Social Security Number:

         Signature:

         Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated:  ___________, ____

* Indicate, as applicable, the form of consideration being provided.

                                    EXHIBIT C

                               FORM OF ASSIGNMENT

         For value received, ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:  _____________, ____

         Signature: ___________________________________

         Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

         The Company shall not be required to effect any assignment of this Warrant if, in the opinion of the Company or its counsel, such assignment would be in violation of the Securities Act of 1933, as amended, or any applicable state law.

                                     ANNEX I

                               SCHEDULE OF HOLDERS

  (to be completed on execution of Warrant Agreement and issuance of Warrants)

Each Warrant Unit represents 0.946805 shares of Common Stock at an initial exercise price of $20.00 per share, 0.423822 shares of Common Stock at an initial exercise price of $22.50 per share, and 0.509937 shares of Common Stock at an initial exercise price of $27.00 per share.

     Name and Address                                      No. of Warrant Units

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I           ISSUANCE, FORM, EXECUTION, DELIVERY
                    AND REGISTRATION OF WARRANT CERTIFICATES.................1
    Section 1.1     Issuance of Warrants.....................................1
    Section 1.2     Terms of Warrants........................................1
    Section 1.3     Form of Warrant Certificates.............................1
    Section 1.4     Registrar And Warrant Register...........................1

ARTICLE II          DURATION, EXERCISE OF WARRANTS AND
                    EXERCISE PRICE...........................................1
    Section 2.1     Duration of Warrants.....................................1
    Section 2.2     Exercise; Issuance of Certificates; Payment for Shares...1
    Section 2.3     Automatic Exercise.......................................1
    Section 2.4     Shares to be Fully Paid; Reservation of Shares...........1
    Section 2.5     Adjustment of Price and Number of Purchasable Shares.....1
    Section 2.6     Closing of Books.........................................1
    Section 2.7     No Voting Rights.........................................1
    Section 2.8     Vesting..................................................1

ARTICLE III         CASH ASSET SALE DISTRIBUTION.............................1
    Section 3.1     Cash Asset Sale Distribution.............................1

ARTICLE IV          MISCELLANEOUS............................................1
    Section 4.1     Defined Terms............................................1
    Section 4.2     Amendment................................................1
    Section 4.3     Address for Notices to the Company and for
                      Transmission of Documents..............................1
    Section 4.4     Notices to Holders.......................................1
    Section 4.5     Applicable Law...........................................1
    Section 4.6     Headings.................................................1

                              EXHIBITS AND ANNEXES

EXHIBIT A - FORM OF WARRANT CERTIFICATE......................................A-1

EXHIBIT B - NOTICE OF EXERCISE...............................................B-1

EXHIBIT C - FORM OF ASSIGNMENT ..............................................C-1

ANNEX I - SCHEDULE OF HOLDERS................................................I-1























                                      -ii-